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                                                                      EXHIBIT 18


                          THE PARKSTONE GROUP OF FUNDS
               AMENDED AND RESTATED RULE 18f-3 MULTIPLE CLASS PLAN
                              DATED AUGUST 14, 1998


         WHEREAS, The Parkstone Group of Funds (the "Group") is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, shares of beneficial interest of the Group are currently divided into a number of separate series (the "Funds"), including the Parkstone Prime Obligations Fund, the Parkstone Treasury Fund, the Parkstone Tax-Free Fund and the Parkstone U.S. Government Obligations Fund (collectively, the "Money Market Funds"); the Parkstone Large Capitalization Fund, the Parkstone Mid Capitalization Fund (formerly, the Parkstone Equity Fund), the Parkstone Small Capitalization Fund, the Parkstone International Discovery Fund, the Parkstone Conservative Allocation Fund, the Parkstone Balanced Allocation Fund (formerly, the Parkstone Balanced Fund), the Parkstone Aggressive Allocation Fund, the Parkstone Equity Income Fund (formerly, the Parkstone High Income Equity Fund), the Parkstone Bond Fund, the Parkstone Limited Maturity Bond Fund, the Parkstone Intermediate Government Obligations Fund, the Parkstone U.S. Government Income Fund, the Parkstone Michigan Municipal Bond Fund and the Parkstone Municipal Bond Fund (the "Non-Money Market Funds");

         WHEREAS, the Group desires to offer multiple classes of shares pursuant to Rule 18f-3 under the 1940 Act;

         WHEREAS, Rule 18f-3 requires that the Trustees of the Group adopt a written plan setting forth (1) the specific arrangement for shareholder services and the distribution of securities for each class, (2) the allocation of expenses for each class and (3) any related conversion features or exchange privileges; and

         WHEREAS, the Trustees of the Group, including a majority of the Independent Trustees, as defined in Section 7 below, have determined that the following amended and restated plan (the "Plan"), adopted pursuant to Rule 18f-3 under the 1940 Act, is in the best interests of each class individually, each Fund as a whole and the Group as a whole.

         NOW, THEREFORE, the Group hereby adopts, on behalf of the Funds, the Plan, in accordance with Rule 18f-3 under the 1940 Act on the following terms and conditions:

1.       FEATURES OF THE CLASSES

Each of the Money Market Funds, as indicated on Exhibit A hereto, which may be supplemented from time to time, may issue its shares of beneficial interest in up to three classes: "Investor A Shares," "Investor B Shares" and "Institutional Shares." Each of the Non-Money Market Funds, as indicated on Exhibit B hereto, which may be supplemented from time to time, may issue its shares of beneficial interest in up to three classes: "Investor A Shares," "Investor B Shares" and
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"Institutional Shares." Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restriction, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any Class Expenses, as defined in Section 4 below; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement; and (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interest of any other class. In addition, Investor A Shares, Investor B Shares and Institutional Shares shall have the features described in Sections 2, 3, 4 and 5 below.

2.       SALES CHARGE STRUCTURE

         (a) Institutional Shares. Institutional Shares of each Fund shall be offered at the then-current net asset value without the imposition of a front-end or contingent deferred sales charge.

         (b) Investor A Shares. Investor A Shares of the Money Market Funds shall be offered at the then-current net asset value without the imposition of a front-end or contingent deferred sales charge. Investor A Shares of the Non-Money Market Funds shall be offered at the then-current net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in such Fund's current prospectus or prospectus supplement and shall be subject to reductions for larger purchases and such waivers or reductions as are determined or approved by the Board of Trustees.

         (c) Investor B Shares. Investor B Shares of the Money Market Funds shall be offered at the then-current net asset value without the imposition of a front-end or contingent deferred sales charge. Investor B Shares of each of the Non-Money Market Funds shall be offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in each Fund's current prospectus or prospectus supplement shall be imposed on Investor B Shares subject to such waivers or reductions as are determined or approved by the Board of Trustees.

3.       ADMINISTRATION, SERVICE AND DISTRIBUTION PLANS

         (a) Institutional Shares. Institutional Shares of each of the Funds will not pay a fee for distribution, account administration and/or shareholder liaison services (each as defined in paragraph (d) below).

         (b) Investor A Shares.. Investor A Shares of the Funds shall pay a fee for distribution, account administration and/or shareholder liaison services in such amount as is disclosed in such Funds' prospectus or prospectus supplement. Such fee will be paid to the distributor for such Funds pursuant to a distribution and shareholder service plan for Investor A Shares (the "Investor A Plan"), which is more fully described in paragraph (d) below.

         (c) Investor B Shares. Investor B Shares of the Funds shall pay a fee for distribution, account administration and/or shareholder liaison services in such amount as is disclosed in such

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Funds' prospectus or prospectus supplement. Such fee will be paid to the distributor for such Funds pursuant to a distribution and shareholder service plan for Investor B Shares (the "Investor B Plan"), which is more fully described in paragraph (d) below.

         (d) Account Administration Services, Shareholder Liaison Services and Distribution Services.

                  (i) As used herein, the term "account administration services" shall include (A) aggregating and processing purchase, exchange and redemption requests from customers and placing net purchase, exchange and redemption orders with the distributor; (B) providing customers with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; (C) processing dividend payments from an investment company on behalf of customers and assisting customers in changing dividend options, account designations and addresses; (D) providing and maintaining elective services such as check writing and wire transfer services; (E) acting as sole shareholder of record and nominee for customers; (F) maintaining account records for customers; (G) issuing confirmations of transactions (H) providing sub-accounting with respect to shares beneficially owned by customers or providing the information to an investment company necessary for such sub-accounting; (I) if required by law, forwarding shareholder communications from the investment company (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; and (J) providing other similar administrative services.

                  (ii) As used herein, the term "shareholder liaison services" shall include (A) forwarding sales literature provided on behalf of the investment company; (B) preparing, printing and distributing prospectuses and shareholder reports; (C) providing facilities to answer questions from prospective investors about Fund shares; (D) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (E) complying with federal and state securities laws pertaining to the sale of Fund shares; (F) assisting investors in completing application forms and selecting dividend and other account options; and (G) other reasonable assistance in connection with the distribution of Fund shares.

                  (iii) As used herein, the term "distribution services" shall include services rendered by the Funds' distributor, broker-dealers and other financial institutions including, but not limited to, service organizations, in connection with the distribution of Investor A or Investor B and/or the provision of support services to Investor A or Investor B shareholders. Such services may include, but are not limited to, printing of prospectuses and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, organizing and conducting sales seminars and payments made to financial institutions in the form of transactional compensation or promotional incentives.

4.       ALLOCATION OF INCOME AND EXPENSES

         (a) Daily Dividend Funds. Funds that declare distributions of net investment income daily and that maintain the same net asset value per share in each class ("Daily Dividend Funds") will allocate gross income, realized and unrealized capital gains and losses and expenses (other

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than Class Expenses, as defined below) to each class on the basis of relative net assets (settled shares). "Relative net assets (settled shares)," for this purpose, are net assets valued in accordance with generally accepted accounting principles, excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund. Expenses to be so allocated include expenses of the Group that are allocated to a Fund and which are not attributable to a particular Fund or class of a Fund ("Group Expenses") and expenses of the particular Fund that are not attributable to a particular class of the Fund ("Fund Expenses"). Group Expenses include, but are not limited to, Trustees' fees, insurance costs and certain legal fees. Fund expenses include, but are not limited to, certain registration fees, advisory fees, custodian fees and other expenses relating to the management of the Fund's assets.

         (b) Non-Daily Dividend Funds. The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund, other than the Daily Dividend Funds, shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses to be so allocated include Group Expenses and Fund Expenses (as those terms are defined in paragraph (a), above).

         (c) Class Expenses. Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to a Rule 12b-1 plan ("12b-1 Plan Fee"); (ii) transfer agent fees attributable to a specific class;
(iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) Blue Sky registration fees incurred by a class; (v) Securities and Exchange Commission registration fees incurred by a class; (vi) expenses of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Trustees' fees incurred as a result of issues relating to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (ii) - (viii) above may be allocated to a class, but only if the President and Treasurer of the Group have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code").

         Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Group Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values in relation to the net asset value of the Group. Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by the Board of Trustees. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees of the Group in light of the requirements of the 1940 Act and the Code.

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5.       EXCHANGE PRIVILEGES

         Subject to the restrictions and conditions set forth in the Funds' prospectuses, shareholders may exchange shares of one class of a Fund for shares of the same class of another Fund, provided that the amount to be exchanged meets the applicable minimum investment requirements and the exchange is made in states where it is legally authorized. Exchanges from one class of shares into another class of shares are not permitted; provided, however, that exchanges between the Investor A Shares of a Fund and the Institutional Shares of a Fund may be made for the purpose of addressing a change in a Fund shareholder's standing which qualifies him or her for that particular Class.

6.       CONVERSION FEATURES

         Investor B Shares. Eight years after purchase, Investor B Shares will convert automatically to Investor A Shares. The conversion from Investor B Shares to Investor A Shares takes place at net asset value, which results in an investor receiving Investor A Shares with the same dollar value as the Investor B Shares held at the time of conversion. The conversion occurs eight years after the beginning of the calendar month in which the shares are purchased. As a result of the conversion, the converted shares are relieved of the Rule 12b-1 fees borne by Investor B Shares, and instead are subject to the Rule 12b-1 fees borne by Investor A Shares.

         If the shareholders of Investor A Shares approve any increase in the Class Expenses to be allocated to the Investor A Shares in accordance with Sections 2b, 3b, and 4c, and the shareholders of Investor B Shares do not approve such increase, the Group will establish a new class for Investor B Shares on the same terms as applied to Investor A Shares before such increase.

7.       QUARTERLY AND ANNUAL REPORTS

         The Trustees shall receive quarterly and annual statements (the "Statements") concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the Statements, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Trustees to justify any fee attributable to that class. The Statements, including the allocations upon which they are based, shall be subject to the review and approval of those Trustees of the Group who are not "interested persons" of the Group (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan (the "Independent Trustees") in the exercise of their fiduciary duties.

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8.       ACCOUNTING METHODOLOGY

The following procedures shall be implemented in order to meet the objective of properly allocating income and expenses among the Funds:

         (a) On a daily basis, the fund accountant shall calculate the 12b-1 Plan Fee to be charged to each 12b-1 class of shares by calculating the average daily net asset value of such shares outstanding and applying the applicable fee rate of the respective class to the result of that calculation.

         (b) The fund accountant will allocate all other designated Class Expenses, if any, to the respective classes.

         (c) The fund accountant shall allocate income and Group and Fund Expenses among the respective classes of shares based on the net asset value of each class in relation to the net asset value of the Fund for Fund Expenses, and in relation to the net asset value of the Group for Group Expenses. These calculations shall be based on net asset values for all Non-Money Market Funds and the relative value of settled shares for the Money Market Funds.

         (d) The fund accountant shall then complete a worksheet developed for purposes of complying with Section 8 of this Plan, using the allocated income and expense calculations from paragraph (c) above, and the additional fees calculated from paragraphs (a) and (b) above.

         (e) The Fund accountant shall develop and use appropriate internal control procedures to assure the accuracy of its calculations and the appropriate allocation of income and expenses in accordance with this Plan.

9.       WAIVER OF REIMBURSEMENT OF EXPENSES

         Expenses may be waived or reimbursed by any adviser to the Group, by the Group's underwriter or by any other provider of services to the Group without the prior approval of the Group's Board of Trustees.

10.      EFFECTIVENESS OF PLAN

         This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Group and (b) the Independent Trustees.

11.      MATERIAL MODIFICATIONS

         This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in Section 10 herein.

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Adopted by the Board of Trustees: November 8, 1995

Amended and Restated by the Board of Trustees: September 30, 1997 and August 14, 1998


                                         THE PARKSTONE GROUP OF FUNDS


                                         BY:
                                            -----------------------------------
                                                TIMOTHY A. THIEBOUT
                                                SECRETARY

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                                                          Dated: August 14, 1998


                                    EXHIBIT A

                        TO RULE 18f-3 MULTIPLE CLASS PLAN


PARKSTONE MONEY MARKET FUND                       SHARE CLASSES OFFERED


Prime Obligations Fund                            Investor A Shares
                                                  Investor B Shares
                                                  Institutional Shares

U.S. Government Obligations Fund                  Investor A Shares
                                                  Institutional Shares

Treasury Fund                                     Investor A Shares
                                                  Institutional Shares

Tax-Free Fund                                     Investor A Shares
                                                  Institutional Shares

                                      A-1
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                                                          Dated: August 14, 1998


                                    EXHIBIT B

                        TO RULE 18f-3 MULTIPLE CLASS PLAN



PARKSTONE NON-MONEY MARKET FUND                         SHARE CLASSES OFFERED


Small Capitalization Fund, Mid Capitalization           Investor A Shares
Fund, Large Capitalization Fund, International          Investor B Shares
Discovery Fund, Balanced Allocation Fund, Equity        Institutional Shares
Income Fund, Bond Fund, Limited Maturity Bond
Fund, Intermediate Government Obligations Fund and U.S. Government Income Fund

Municipal Bond Fund and Michigan Municipal              Investor A Shares
Bond Fund                                               Investor B Shares
                                                        Institutional Shares

Conservative Allocation Fund and Aggressive             Institutional Shares
Allocation Fund

                                      B-1